UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT UNDER SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 13, 2014

FOSTER WHEELER AG

(Exact Name of Registrant as Specified in Charter)

Switzerland	001-31305	98-0607469
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Shinfield Park, Reading, Berkshire RG2 9FW, United Kingdom

(Address of Principal Executive Offices)

+44 118 913 1234

(Registrant’s telephone number, including area code).

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, pursuant to the Implementation Agreement dated February 13, 2014, by and between Amec Foster Wheeler plc (formerly AMEC plc) (“Amec Foster Wheeler”) and Foster Wheeler AG (“Foster Wheeler” or the “Company”) (as amended by the letter agreement dated March 28, 2014, the Deed of Amendment dated May 28, 2014 and the Deed of Amendment dated October 2, 2014, the “Implementation Agreement”), Amec Foster Wheeler agreed, among other things, to acquire all of the issued and to be issued registered shares, par value CHF 3.00 per share, of Foster Wheeler (the “Shares”).

On the terms and subject to the conditions of the Implementation Agreement, AMEC International Investments BV (a wholly owned subsidiary of Amec Foster Wheeler) (“AMEC International Investments”) commenced an exchange offer (the “Offer”) on October 7, 2014 to acquire all of the issued and to be issued Shares in exchange for consideration per Share (the aggregate of such consideration per Share being the “Offer Consideration”) consisting of a combination of $16.00 in cash and 0.8998 Amec Foster Wheeler securities (“Amec Foster Wheeler Securities”), which at the election of the Company shareholders would be in the form of either ordinary shares, nominal value £0.50 per share (“Amec Foster Wheeler Shares”), or American depositary shares each representing one Amec Foster Wheeler Share (“Amec Foster Wheeler ADSs”). Each shareholder of the Company could have elected to receive for each outstanding Share validly tendered and not properly withdrawn in the Offer: (i) $32.00 in cash without interest (the “Cash Consideration”) or (ii) 1.7996 Amec Foster Wheeler Securities (in the form of either Amec Foster Wheeler Shares or Amec Foster Wheeler ADSs at the election of the Company shareholders) (the “Share Consideration”), in each case, less any applicable taxes, and subject to the election and proration procedures described in the prospectus forming part of the registration statement on Form F-4, file number 333-199116, as amended and/or supplemented (the “Prospectus”), which became effective on October 6, 2014, and the letter of transmittal for use in accepting the Offer in respect of the Shares (as amended and/or supplemented), each filed as Exhibits (a)(4)(i) and (a)(1)(i), respectively, to the Tender Offer Statement on Schedule TO, dated October 7, 2014 (as amended from time to time) filed by Amec Foster Wheeler.

On November 13, 2014 (the Effective Date), Amec Foster Wheeler announced the completion of the Offer. The Offer, which was extended by Amec Foster Wheeler, through AMEC International Investments, on November 5, 2014 from its original expiration date of November 4, 2014, expired at 11:59 pm, New York City time, on November 12, 2014 (4:59 am, London time, on November 13, 2014; 5:59 am, Zug time, on November 13, 2014). American Stock Transfer & Trust Company, LLC, the exchange agent for the Offer, has indicated that as of 11:59 pm, New York City time, on November 12, 2014 (4:59 am, London time, on November 13, 2014; 5:59 am, Zug time, on November 13, 2014), approximately 99,164,451 Shares (including 9,557,671 Shares subject to notices of guaranteed delivery) have been validly tendered into, and not withdrawn from, the Offer, representing approximately 99.03 percent (99.03%) of the outstanding Shares. Amec Foster Wheeler has caused AMEC International Investments to accept for payment all Shares that were validly tendered and not validly withdrawn in accordance with the terms of the Offer.

The foregoing description of the Offer and Implementation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Implementation Agreement. Copies of the Implementation Agreement dated February 13, 2014, the letter agreement dated March 28, 2014, the Deed of Amendment dated May 28, 2014 and the Deed of Amendment dated October 2, 2014 are filed as Exhibits (e)(1)(A), (e)(1)(B), (e)(1)(C) and (e)(1)(D), respectively, to the Schedule 14D-9 filed by the Company with the Securities and Exchange Commission (“SEC”) on October 7, 2014 and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On the Effective Date, in connection with the closing of the Offer, the Company terminated the Credit Agreement, dated as of August 3, 2012 (the “Credit Agreement”), among Foster Wheeler LLC, Foster Wheeler Inc., Foster Wheeler USA Corporation, Foster Wheeler North America Corp., Foster Wheeler Energy Corporation and Foster Wheeler International Corporation (collectively, the “Borrowers”), the Company, Foster Wheeler Ltd., Foster Wheeler Holdings Ltd., certain other subsidiaries of the Company, the lenders party thereto and BNP Paribas, as administrative agent.  Previously (i) on November 9, 2012, the Company filed the Credit Agreement as Exhibit 10.1 to the Company’s Form 10-Q and (ii) on November 7, 2014, the Company announced on a Current Report on Form 8-K filed with the SEC, that the Company had delivered a notice of termination to BNP Paribas, as administrative agent, regarding the Credit Agreement.

The Credit Agreement, which was scheduled to terminate on August 3, 2017, provided for a $750.0 million unsecured revolving line of credit available to any or all of the Borrowers for (i) the issuance of letters of credit for the account of Foster Wheeler or for the account of any of its direct or indirect subsidiaries and (ii) revolving credit loans in an amount not to exceed $250.0 million.

On the Effective Date, each existing letter of credit issued by BNP Paribas as an issuing lender under the Credit Agreement was deemed to be issued on its existing terms under the Credit Facilities Agreement, dated February 13, 2014, between, among others, Amec Foster Wheeler and Bank of America Merrill Lynch International Limited, as Global Co-ordinator (as amended, the “Amec Foster Wheeler Credit Facilities Agreement”). The Amec Foster Wheeler Credit Facilities Agreement is filed as Exhibit 10.1 to the Prospectus. In addition, on the Effective Date, each existing letter of credit issued by HSBC Bank USA, National Association under the Credit Agreement (each, an “Existing HSBC Letter of Credit”) was deemed to be replaced by a letter of credit issued, on the same terms and conditions, under a new facility letter between HSBC Bank plc and Amec Foster Wheeler, dated November 3, 2014 and accepted and agreed by Amec Foster Wheeler on November 5, 2014, and each Existing HSBC Letter of Credit was cancelled.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b) On the Effective Date, Foster Wheeler notified The NASDAQ Stock Market LLC (“NASDAQ”) that the Company is not in compliance with NASDAQ Rule 5605(c)(2)(A), which requires each listed company to have an audit committee comprised of at least three independent directors. As described below under Item 5.02, effective as of the Effective Date, Clayton C. Daley, Jr., Edward G. Galante, John M. Malcolm and Maureen B. Tart-Bezer each resigned from the Board of Directors of the Company. After giving effect to those resignations, Stephanie S. Newby is the sole member of the Company’s audit committee (the “FWAG Audit Committee”). Stephanie S. Newby qualifies as an “audit committee financial expert”.

In light of a number of factors, including, without limitation, the closing of the Offer and the Company’s non-compliance with NASDAQ Rule 5605(c)(2)(A), the Company has notified NASDAQ of its intention to withdraw the listing of the Company’s Shares, as described below under Item 3.01(d).

(d) On the Effective Date, the Board of Directors of Foster Wheeler, after the changes described in Item 5.02 below, decided to cause the listing of the Company’s Shares to be withdrawn from NASDAQ.

In accordance with this decision, on the Effective Date, in connection with the Offer, the Company notified NASDAQ of its intent to remove its Shares from listing on the NASDAQ Global Select Market and its intent to file a Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC to delist and/or deregister the Shares. Provided that the requirements for deregistration are met, in due course, the Company intends to file with the SEC a Form 15 under the Exchange Act, requesting the deregistration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act.

Item 4.01	Changes in Registrant’s Certifying Accountant.

In connection with the closing of the Offer, on the Effective Date, the FWAG Audit Committee (i) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, effective upon the issuance by PwC of its report on the Company's consolidated financial statements as of November 12, 2014 and for the period January 1, 2014 through November 12, 2014, and (ii) appointed Ernst & Young LLP (“EY”), Amec Foster Wheeler’s independent registered public accounting firm, as the Company’s independent registered public accounting firm for the period November 13, 2014 through December 31, 2014.

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The reports of PwC on the consolidated financial statements for the fiscal years ended December 31, 2013 and 2012 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2013 and December 31, 2012, and the subsequent interim period ended November 13, 2014 there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the financial statements for such years.

During the fiscal years ended December 31, 2013 and 2012, and the subsequent interim period through November 13, 2014, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

Foster Wheeler has requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the disclosures set forth above in this Item 4.01. A copy of such letter, dated November 13, 2014, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through November 12, 2014, the Company has not consulted with EY regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company or oral advice was provided that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in S-K Item 304(a)(1)(iv) and the related instructions to S-K Item 304, or a reportable event, as that term is defined in S-K Item 304(a)(1)(v).

Item 5.01	Changes in Control of Registrant.

AMEC International Investments has accepted for payment all Shares that were validly tendered and not validly withdrawn in accordance with the terms of the Offer. As a result, Amec Foster Wheeler, through AMEC International Investments, beneficially owns 99.03 percent (99.03%) (including 9,557,671 Shares tendered pursuant to notices of guaranteed delivery) of the outstanding Shares and a change of control occurred. Prior to the closing of the Offer, the Company was publicly held and no one shareholder or group of shareholders owned more than ten percent (10%) of the Shares.

Based on a preliminary calculation by the American Stock Transfer & Trust Company, LLC, the exchange agent for the Offer, the aggregate Cash Consideration to be paid by Amec Foster Wheeler and AMEC International Investments in the Offer is approximately $1.6 billion, financed through a combination of existing cash resources and debt financing. The debt financing is being funded by the Amec Foster Wheeler Credit Facilities Agreement, which is a $2.16 billion credit facility agreement that Amec Foster Wheeler entered into on February 13, 2014, with, among others, Bank of America Merrill Lynch International Limited as facility agent and Bank of America Merrill Lynch International Limited, Bank of Tokyo Mitsubishi UFJ, Ltd., Barclays Bank PLC and The Royal Bank of Scotland plc, as lenders. On July 14, 2014, the debt financing was amended to, among other things, increase the overall available financing to $2.26 billion.

In connection with the Offer, the Company held an Extraordinary General Meeting of Shareholders on July 10, 2014, at which time Company shareholders elected Tarun Bafna, Samir Y. Brikho and Ian P. McHoul, each an employee of Amec Foster Wheeler who was nominated by Amec Foster Wheeler pursuant to the terms of the Implementation Agreement, to serve for a term beginning upon the Election Effective Date (as such term is defined in the Company’s Proxy Statement which was filed with the SEC on June 12, 2014) and expiring at the Company’s Annual General Meeting of Shareholders to be held in 2015. The arrangements between the Company and Amec Foster Wheeler regarding the election of directors are described more fully in the Implementation Agreement and the Company’s Proxy Statement, which were filed with the SEC on February 13, 2014 and June 12, 2014, respectively.

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Further, in connection with the Offer, each of J. Kent Masters and Stephanie S. Newby entered into a mandate agreement with Amec Foster Wheeler on October 2, 2014 (the “Mandate Agreement”). The Mandate Agreement requires that, subject to and with effect from the closing of the Offer, the respective director must comply with and act on the instructions provided by Amec Foster Wheeler, provided that such director does not have to comply with any instruction that (i) would result in the director not acting in accordance with all applicable laws and regulations, including his or her fiduciary duties as a director, or (ii) could conflict with the director’s rights or obligations under the Implementation Agreement. The Mandate Agreements are described more fully in the Company’s Schedule 14D-9, which was filed by the Company with the SEC on October 7, 2014.

The information disclosed in the Introductory Note and Item 5.02 of this Current Report on Form 8-K is incorporated by reference to this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers; Election of Directors

In accordance with the Implementation Agreement, effective as of the Effective Date, Clayton C. Daley, Jr., Steven J. Demetriou, Edward G. Galante, John M. Malcolm, Henri Philippe Reichstul and Maureen B. Tart-Bezer each resigned from the Board of Directors of the Company. Effective as of the Effective Date, Samir Y. Brikho, Ian P. McHoul and Tarun Bafna each joined the Board of Directors of the Company after being elected by the shareholders of the Company at the Extraordinary General Meeting held on July 10, 2014.

In addition, on the Effective Date, J. Kent Masters resigned as Chief Executive Officer of the Company. As previously disclosed in that Current Report on Form 8-K which the Company filed with the SEC on October 7, 2014, he expects to continue to serve as a director of the Company until such date as Amec Foster Wheeler shall specify, and it is expected that immediately following the date on which his employment with Foster Wheeler terminates he will be appointed as a non-executive director of Amec Foster Wheeler, provided he is no longer a director of the Company on such date.

Furthermore, on the Effective Date, the employment of Franco Baseotto, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, and Beth B. Sexton, the Company’s Executive Vice President of Human Resources, was terminated. Their departures will be effective following the expiration of a ninety (90) day notice period, as per the terms of their respective employment agreements with the Company.

Appointment of Certain Officers

On the Effective Date, Samir Y. Brikho was elected Chief Executive Officer and President of the Company and Ian P. McHoul was elected Executive Vice President, Chief Financial Officer and Treasurer of the Company.

Samir Y. Brikho

As set out above, Mr. Brikho, who is 56 years old, is a director of the Company effective as of the Effective Date. Mr. Brikho has been Chief Executive Officer of Amec Foster Wheeler, the indirect parent of the Company, since October 1, 2006. Prior to joining AMEC, Mr. Brikho served in various capacities for ABB Ltd., a global power and automation technologies company, including as a member of the Group Executive Committee, Head of the Power Systems Division and Chairman of ABB Lummus Global, Switzerland, a provider of proprietary process technologies, project management and engineering, procurement and construction management services to the upstream and downstream oil and gas, petrochemical and refining industries worldwide, from 2005 to 2006. Mr. Brikho was previously Chief Executive of ABB Lummus Global from 2003 to 2005. He was employed by Alstom S.A., a power generation, power transmission and rail infrastructure company, in Germany, Belgium and France from 1999 to 2003. Mr. Brikho served as Chief Executive Officer of ABB Alstom Kraftwerke, a joint venture between ABB and Alstom that combined the two companies’ power generation businesses, in Germany from 1999 to 2001 and as Senior Vice President, International Business and Chief International Operations Officer of Alstom, leading all Alstom operations abroad from 2000 to 2003. He began his career in 1983 and held various senior management positions in sales and project management, initially with the General Swedish Electric Company (ASEA), a Swedish company, and later with ABB after it was formed by the merger of ASEA and Brown, Boveri & Cie in 1988. These positions culminated in the role of Senior Vice President & Managing Director of ABB Kraftwerke AG, a German power business.

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Mr. Brikho has been an executive director of Amec Foster Wheeler since 2006. He has been an independent non-executive director of Skandinaviska Enskilda Banken AB, a public Swedish financial group traded on the NASDAQ OMX, since March 2013. He has also sat on the Advisory Board of Stena AB, a privately owned Swedish passenger and freight ferry services company, since February 2011. Mr. Brikho has been a director of the UK-Japan 21st Century Group, a coalition of private sector, public sector, and civil society leaders from both countries that aims to promote dialogue and cooperation between the two countries, since 2007. In 2010, he was appointed a U.K. Business Ambassador, charged with promoting the United Kingdom and trade and investment opportunities abroad.

Ian P. McHoul

As set out above, Mr. McHoul, who is 54 years old, is a director of the Company effective as of the Effective Date. Mr. McHoul has been Chief Financial Officer of Amec Foster Wheeler, the indirect parent of the Company, since September 8, 2008. From 2001 to September 2008, he served as the Group Finance Director of Scottish & Newcastle plc, an international alcoholic beverage producer that was publicly traded on the London Stock Exchange until its acquisition by Heineken International and the Carlsberg Group in April 2008. Prior to that, Mr. McHoul was employed as Finance Director of Scottish Courage, Scottish & Newcastle’s U.K. brewing division. He served as Finance & Strategy Director of Inntrepreneur Pub Company Limited, then the largest independent pub company in the United Kingdom, from 1995 to 1998. Between 1985 and 1995, Mr. McHoul served in various positions for Courage Limited, one of the largest brewers in the United Kingdom at the time, during its ownership by the Foster’s Brewing Group. During that time, from 1990 to 1992, Mr. McHoul was the General Manager, Strategy, for Foster’s Brewing Group, a role in which he was based in Australia. Mr. McHoul qualified as a Chartered Accountant with KPMG in 1984 and was employed by KPMG from 1981 to 1985.

Mr. McHoul has been an executive director of Amec Foster Wheeler, a publicly traded U.K. company, since September 2008. He became a member of the board of directors of Britvic plc, a publicly traded U.K. based soft drinks company, in March 2013, and serves on its Audit, Remuneration and Nomination Committees. Mr. McHoul became a director of AMEC International Investments on April 8, 2014. Previously, Mr. McHoul served as a non-executive director of Premier Foods plc, a publicly traded company that is one of the United Kingdom’s largest food producers, between 2004 and 2013. At Premier Foods, he served as the Senior Independent Director, Chairman of the Audit Committee and a member of the Nomination Committee.

Since January 1, 2013, there have been no reportable transactions between Foster Wheeler and Mr. Brikho and/or Mr. McHoul, other than the Offer disclosed in the Introductory Note, the change of control and each of Mr. Brikho’s and Mr. McHoul’s nomination for election as a director of Foster Wheeler disclosed in Item 5.01 and each of Mr. Brikho and Mr. McHoul joining the Foster Wheeler Board of Directors disclosed in this Item 5.02 of this Current Report on Form 8-K.

Compensatory Arrangements of Certain Officers

The Implementation Agreement provides for the replacement of Foster Wheeler stock options, restricted share units (“RSUs”), and restricted share units with performance goals (“PRSUs”) held by current employees of the Company that were granted after November 8, 2012 under the Foster Wheeler AG Omnibus Incentive Plan (the “Plan”), with options and RSUs over Amec Foster Wheeler Shares. The terms and conditions of the replacement awards are equivalent in all material respects to those applicable to the Foster Wheeler awards immediately prior to the Effective Date, except that no performance conditions apply to the replacement awards in respect of PRSUs. On February 12, 2014, the Board of Directors of Foster Wheeler approved the Implementation Agreement, including the terms regarding the replacement of Company awards granted under the Plan after November 8, 2012, and on October 15, 2014, the Board of Directors of Amec Foster Wheeler adopted an equity incentive plan (the “Amec Foster Wheeler Omnibus Incentive Plan”) on substantially the same terms as the Plan, as amended to reflect the terms of the Implementation Agreement, to provide for replacement awards to be granted over Amec Foster Wheeler Shares.

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The following table sets forth the details of the replacement awards granted to the Company’s named executive officers:

Name	Original Grant Date of Foster Wheeler Equity Award	Number of Shares or Units That Had Not Vested on the Closing of the Offer (#)		Number of Amec Foster Wheeler Shares for which a Replacement Award Was Granted (#)(1)	Market Value of Amec Foster Wheeler Shares or Units That Have Not Vested ($)(2)
J. Kent Masters	3/8/2013	67,546	(3)	121,555	2,084,241
	3/8/2013	221,489	(4)	199,295	3,417,208
	3/5/2014	56,976	(5)	102,534	1,758,097
	3/5/2014	113,952	(6)	102,534	1,758,097
Franco Baseotto	3/8/2013	16,493	(3)	29,680	508,908
	3/8/2013	49,481	(4)	44,523	763,413
	3/5/2014	16,279	(5)	29,295	502,306
	3/5/2014	32,558	(6)	29,295	502,306
Roberto Penno	11/30/2012	11,130	(7)	20,029	343,427
	3/8/2013	7,854	(3)	14,134	242,348
	3/8/2013	23,562	(4)	21,201	363,523
	12/2/2013	15,678	(8)	28,214	483,771
	12/2/2013	31,357	(9)	28,215	483,788
Beth B. Sexton	3/8/2013	6,283	(3)	11,306	193,858
	3/8/2013	18,850	(4)	16,961	290,821
	3/5/2014	6,201	(5)	11,159	191,338
	3/5/2014	12,402	(6)	11,159	191,338

[1]	As per the terms of the Implementation Agreement, Foster Wheeler equity awards granted after November 8, 2012 were replaced in accordance with the following formula (rounded down to the nearest whole number):

(number of Shares subject to the Foster Wheeler award immediately prior to the Offer closing date or, in the case of PRSUs, 50% of the maximum award)	X	1.7996

[2]	Calculating using the closing price of Amec Foster Wheeler of £10.81 on November 12, 2014, as converted to U.S. dollars using an exchange rate of $1.00: £0.63045.

[3]	One-half vests on March 8, 2015 and the remaining one-half vests on March 8, 2016.

[4]	Vests on March 8, 2016.

[5]	One-third vests on March 8, 2015, one-third vests on March 8, 2016 and the remaining one-third vests on March 8, 2017.

[6]	Vests on March 8, 2017.

[7]	Vests on December 1, 2015.

[8]	One-third vests on November 18, 2014, one-third vests on November 18, 2015 and the remaining one-third vests on November 18, 2016.

[9]	Vests on November 18, 2016.

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The Company’s principal executive officer, Samir Y. Brikho, and the Company’s principal financial officer, Ian P. McHoul, did not receive any replacement awards.

A description of the material terms of the Plan is included in the Company’s definitive proxy statement filed with the SEC on March 26, 2013, which description is incorporated herein by reference. Other than the replacement of Foster Wheeler stock options, RSUs and PRSUs described above, the Amec Foster Wheeler Omnibus Incentive Plan contains no other material differences to the terms of the Plan. The Amec Foster Wheeler Omnibus Incentive Plan is incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K.

The information disclosed in the Introductory Note and Item 5.01 of this Current Report on Form 8-K is incorporated by reference to this Item 5.02.

Item 8.01	Other Events.

On the Effective Date, Amec Foster Wheeler issued a public announcement regarding the closing of the Offer. A copy of the announcement is filed as Exhibit 99.1 hereto and is incorporated herein by reference. In addition, on the Effective Date Amec Foster Wheeler issued a media release announcing the completion of the acquisition of Foster Wheeler. Copies of these announcements are filed as Exhibit 99.1 and Exhibit 99.2 hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amec Foster Wheeler Omnibus Incentive Plan, dated November 13, 2014
16.1	PwC letter re change in certifying accountant, dated November 13, 2014
99.1	Press release issued by Amec Foster Wheeler on November 13, 2014
99.2	Media release issued by Amec Foster Wheeler on November 13, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER AG

	By:	/s/ Sara R. Bucholtz
DATE: November 13, 2014		Sara R. Bucholtz
Corporate Secretary

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